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                                                                   Exhibit 10.33


                             THIRD AMENDMENT TO THE
                           MORRISON RESTAURANTS INC.
                              SALARY DEFERRAL PLAN


     THIS THIRD AMENDMENT is made on this ____ day of March, 1996, by MORRISON RESTAURANTS INC. (the "Primary Sponsor"), a corporation organized and existing under the laws of the State of Delaware.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Primary Sponsor maintains the Morrison Restaurants Inc. Salary Deferral Plan (the "Plan"), which was established by indenture dated June 1, 1968 and which was last amended and restated by indenture dated December 31, 1993;

     WHEREAS, pursuant to that certain plan of distribution approved and adopted by the Board of Directors of the Primary Sponsor, the Primary Sponsor contemplates the distribution to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (the "Distributions"); and

     WHEREAS, the Primary Sponsor desires to amend the Plan primarily to clarify how the Distributions will affect participation by certain Plan members;

     NOW, THEREFORE, the Plan is hereby amended, effective immediately, as follows:

1. By deleting from the head language of the cover page the parenthetical phrase "(hereinafter called the `Primary Sponsor')."

2.   By adding a new final sentence to Section 1.1(b) as follows:

     "The investment of that portion of the Fund attributable to Company Matching Accounts shall be determined by the Plan Administrator in its sole discretion; provided, however, that the Plan Administrator may permit investment direction by Members to the extent and subject to such conditions as the Plan Administrator may prescribe."

3.   By adding a new Section 1.35A as follows:

          "1.35A  `Primary Sponsor' means Morrison Restaurants Inc. or its
                   ---------------
     successor in interest."

4.   By adding a new Section 3.6 as follows:

          "3.6 No contributions shall be made by or on behalf of any Member with respect to Annual Compensation otherwise payable to the Member by either Morrison Fresh Cooking, Inc. or Morrison Health Care, Inc. following the effective date of the
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     distributions of the common stock of Morrison Fresh Cooking, Inc. and of the common stock of Morrison Health Care, Inc. to the stockholders of the Primary Sponsor."

5. By deleting Section 8.1 in its entirety and by substituting therefor the following:

          "8.1 Transfer of a Member from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a termination of employment of the Member. For purposes of this Section and Section 7, Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. shall be deemed to be Affiliates of the Primary Sponsor from and after the effective date of the distributions of the common stock of Morrison Fresh Cooking, Inc. and of the common stock of Morrison Health Care, Inc. to the stockholders of the Primary Sponsor."

6. By renaming the Plan, in the event the Primary Sponsor is replaced by a successor in interest, using a title beginning with the name of the successor in interest followed by the phrase "Salary Deferral Plan."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Third Amendment.

     IN WITNESS WHEREOF, the Primary Sponsor has caused this Third Amendment to be executed as of the day and year first above written.

                              MORRISON RESTAURANTS INC.


                              By:_______________________________________

                              Title:____________________________________

ATTEST:

________________________

Title:__________________

 [CORPORATE SEAL APPEARS HERE]




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